EXHIBIT 99.1

Hub Group Reports Third Quarter 2024 Results

Highlights:

  GAAP diluted earnings per share (EPS) of $0.39 and revenue of $1.0 billion for the third quarter
  Non-GAAP adjusted EPS of $0.52, which excludes adjustments for a network alignment initiative and transaction related expenses in the quarter
  Quarterly operating income of $32 million or 3.3% of revenue, adjusted operating income (non-GAAP) of $42 million or 4.3% of revenue
  Returned $91 million to shareholders year-to-date through stock repurchases of $68 million, including $35 million in the third quarter, and dividend payments of $23 million
  Strong balance sheet with cash and cash equivalents of $186 million and net debt/EBITDA LTM (non-GAAP) of 0.3x as of September 30, 2024
  Expanded Mexico Intermodal and cross-border service offering by forming a joint venture with Mexico-based EASO
  Voted #3 on the Top Ten 3PL list by Inbound Logistics

OAK BROOK, Ill., Oct. 30, 2024 (GLOBE NEWSWIRE) -- Hub Group, Inc. (Nasdaq: HUBG) announced third quarter 2024 net income of $23.6 million and diluted earnings per share of $0.39. Adjusting for network alignment and transaction related expenses of $10.4 million (pre-tax), third quarter 2024 adjusted net income (non-GAAP) of $31.6 million grew 3.7% from the prior year net income of $30.5 million. Adjusted EPS (non-GAAP) of $0.52 per diluted share increased $0.04 from $0.48 EPS reported in the third quarter of 2023.

“I am pleased with the team’s performance in the third quarter as our disciplined market approach resulted in Intermodal volume growth of 12% and adjusted EPS growth in the quarter. In addition, we recently closed the joint venture with EASO to enhance our solutions for our customers and add significant scale to our Intermodal capabilities in Mexico. Although market conditions remain challenging, we continue to enhance earnings stability and growth over the long term by focusing on yield management, effectively managing costs, our capital structure, and providing excellent service to our customers,” said Phil Yeager, Hub Group’s President, Chief Executive Officer and Vice Chairman.

Third Quarter 2024 Results

Consolidated revenue for the third quarter of 2024 was $987 million, a 3.7% decrease from $1,025 million reported in the third quarter of 2023. Revenue was impacted by lower revenue per load including fuel and accessorial revenue in Intermodal and Brokerage, partially offset by Intermodal volume growth of 12% and contributions from the Final Mile acquisition.

Purchased transportation and warehousing costs of $740 million were $32.7 million lower than prior year. Salaries and benefits of $143 million were $4.4 million higher than prior year due to the Final Mile acquisition. Total legacy headcount, which excludes acquisition employees, drivers and warehouse employees, declined by 5%. Depreciation and amortization of $32.4 million decreased $3.7 million from prior year due to a change in useful life estimates offsetting expenses associated with the Final Mile acquisition. Insurance and claims totaled $10.2 million, a $1.5 million decrease due to lower claim costs in the quarter. General and administrative expenses of $29.7 million included transaction expenses related to the joint venture and operating costs associated with the Final Mile acquisition which were partially offset by cost management efforts. Gain on sale was $0.4 million in the quarter.

GAAP operating income for the third quarter was $32.1 million or 3.3% of revenue and adjusted operating income (non-GAAP) was $42.5 million or 4.3% of revenue. Prior year operating income was $42.6 million or 4.2% of revenue. Adjusted EBITDA (non-GAAP) for the third quarter was $88.8 million. Net debt/EBITDA LTM (non-GAAP) was 0.3x for the third quarter, below the leverage target range of 0.75 to 1.25x.

Intermodal and Transportation Solutions (“ITS”) Segment revenue was $560 million in the third quarter, down from $595 million in the prior year. Higher Intermodal volume and Dedicated revenue partially offset lower Intermodal revenue per load, accessorial revenue and fuel revenue. GAAP ITS operating income was $13.5 million, or 2.4% of revenue, comparable to the prior year operating income of $13.5 million. Adjusted ITS operating income (non-GAAP) was $15.0 million, or 2.7% of revenue, which excludes expenses of $1.5 million related to the EASO transaction and other adjustments in the quarter.

Third quarter Logistics Segment revenue was $461 million, comparable to $460 million in the prior year as Final Mile revenue offset lower brokerage revenue. GAAP Logistics operating income was $18.6 million, or 4.0% of revenue, down from $29.1 million in the prior year, due to expenses related to the network alignment project. Adjusted Logistics operating income (non-GAAP) was $27.5 million, or 6.0% of revenue, which excludes network alignment expenses and other adjustments of $8.9 million.

Capital expenditures for the third quarter of 2024 totaled $12.0 million as we continued to manage our spend. As of September 30, 2024, we had cash and cash equivalents of $186 million. Year-to-date the company returned $91 million to shareholders through stock repurchases of $68 million, including over $35 million in the third quarter, and dividend payments of $23 million.

2024 Outlook

We expect our 2024 adjusted diluted earnings per share will range from $1.85 to $1.95. We estimate revenue of approximately $4.0 billion for the full year. We project an effective tax rate of approximately 23% and capital expenditures in the range of $45 million to $65 million for the full year.

Non-GAAP Financial Measures

In this press release, we present certain non-GAAP financial measures, including adjusted EPS, adjusted operating income, adjusted EBITDA, and net debt/EBITDA. As required by the rules of the Securities and Exchange Commission (“SEC”), we have provided herein a reconciliation of these non-GAAP financial measures to the most directly comparable measures under GAAP, along with an explanation why management believes these non-GAAP financial measures provide relevant and useful information. These non-GAAP financial measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP and are not necessarily comparable to non-GAAP measures that may be presented by other companies. We have provided our outlook regarding adjusted diluted earnings per share, which is a non-GAAP financial measure that excludes certain expenses. We have not reconciled this non-GAAP financial measure to the corresponding GAAP financial measure because guidance for the various reconciling items is not provided. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.

Certain Forward-Looking Statements:

Statements in this press release that are not historical facts are forward-looking statements, provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that might cause the actual performance of Hub Group to differ materially from those expressed or implied by this discussion and, therefore, should be viewed with caution. Further information on the risks that may affect Hub Group’s business is included in filings it makes with the SEC from time to time, including those discussed under the “Risk Factors” section in Hub Group’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. Hub Group assumes no obligation to update any such forward-looking statements.

Conference Call

Hub Group, Inc. will hold a conference call at 5:00 p.m. Eastern Time on October 30, 2024, to discuss our third quarter 2024 results. Hosting the conference call will be Phil Yeager, President, CEO and Vice Chairman and Kevin Beth, Executive Vice President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s web site at www.hubgroup.com. The webcast is listen-only. Those interested in participating in the question-and-answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please pre-register at https://register.vevent.com/register/BIcfa856aaac854dd78f769dbbf85a3b2e to receive the dial-in number and unique PIN. On the day of the call, dial in approximately ten minutes prior to the scheduled call time and enter the unique participant PIN received during registration. The call will be limited to 60 minutes, including questions and answers. An audio replay will be available through the Investors link on the Company's web site at www.hubgroup.com. This replay will be available for 30 days.

About Hub Group

Hub Group offers comprehensive transportation and logistics management solutions. Keeping our customers’ needs in focus, Hub Group designs, continually optimizes, and applies industry-leading technology to our customers’ supply chains for better service, greater efficiency, and total visibility. As an award-winning, publicly traded company (Nasdaq: HUBG) with over $4 billion in revenue, our nearly 6,000 employees and drivers across the globe are always in pursuit of “The Way Ahead” – a commitment to service, integrity and innovation. For more information, visit hubgroup.com.

SOURCE: Hub Group, Inc.
CONTACT: Lorna Williams, Investor Relations, lornawilliams@hubgroup.com

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,
	2024		2023
		% of		% of
	Amount	Revenue	Amount	Revenue
Operating revenue	$986,892	100.0%	$1,024,835	100.0%

Operating expenses:
Purchased transportation and warehousing	739,995	75.0%	772,650	75.4%
Salaries and benefits	142,948	14.5%	138,503	13.5%
Depreciation and amortization	32,386	3.3%	36,065	3.5%
Insurance and claims	10,217	1.0%	11,681	1.1%
General and administrative	29,674	3.0%	24,146	2.4%
Gain on sale of assets, net	(427)	-0.1%	(765)	-0.1%
Total operating expenses	954,793	96.7%	982,280	95.8%

Operating income	32,099	3.3%	42,555	4.2%

Other income (expense):
Interest expense, net	(1,333)	-0.1%	(699)	-0.1%
Other, net	(23)	-0.0%	(188)	-0.0%
Total other expense, net	(1,356)	-0.1%	(887)	-0.1%

Income before provision for income taxes	30,743	3.2%	41,668	4.1%

Provision for income taxes	7,140	0.7%	11,209	1.1%

Net income	$23,603		$30,459

Earnings per share
Basic	$0.39		$0.49
Diluted	$0.39		$0.48

Basic weighted average number of shares outstanding	60,374		62,278
Diluted weighted average number of shares outstanding	60,949		62,986

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)
(unaudited)

	Nine Months Ended September 30,
	2024		2023
		% of		% of
	Amount	Revenue	Amount	Revenue
Operating revenue	$2,972,880	100.0%	$3,217,562	100.0%

Operating expenses:
Purchased transportation and warehousing	2,207,403	74.3%	2,403,190	74.7%
Salaries and benefits	429,300	14.4%	417,757	13.0%
Depreciation and amortization	108,489	3.6%	106,899	3.3%
Insurance and claims	35,474	1.2%	36,041	1.1%
General and administrative	84,785	2.9%	76,445	2.4%
Gain on sale of assets, net	(1,337)	-0.1%	(5,599)	-0.2%
Total operating expenses	2,864,114	96.3%	3,034,733	94.3%

Operating income	108,766	3.7%	182,829	5.7%

Other income (expense):
Interest expense, net	(5,720)	-0.2%	(3,321)	-0.1%
Other, net	(259)	-0.0%	(81)	-0.0%
Total other expense, net	(5,979)	-0.2%	(3,402)	-0.1%

Income before provision for income taxes	102,787	3.5%	179,427	5.6%

Provision for income taxes	23,116	0.8%	40,684	1.3%

Net income	$79,671		$138,743

Earnings per share
Basic	$1.31		$2.17
Diluted	$1.30		$2.15

Basic weighted average number of shares outstanding	60,803		63,816
Diluted weighted average number of shares outstanding	61,241		64,416

HUB GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,	December 31,
	2024	2023
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$186,139	$187,270
Accounts receivable trade, net	576,352	600,197
Accounts receivable other	5,683	3,358
Prepaid taxes	11,026	17,331
Prepaid expenses and other current assets	26,196	41,089
TOTAL CURRENT ASSETS	805,396	849,245

Restricted investments	21,342	20,763
Property and equipment, net	741,753	791,692
Right-of-use assets - operating leases	228,137	210,742
Right-of-use assets - financing leases	1,226	2,522
Other intangibles, net	240,162	304,607
Goodwill	772,542	733,695
Other non-current assets	22,567	22,781
TOTAL ASSETS	$2,833,125	$2,936,047

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$305,838	$349,378
Accounts payable other	28,636	14,471
Accrued payroll	34,442	21,731
Accrued other	105,638	121,253
Lease liability - operating leases	42,853	44,690
Lease liability - financing leases	656	1,579
Current portion of long-term debt	99,850	105,108
TOTAL CURRENT LIABILITIES	617,913	658,210

Long-term debt	187,240	245,574
Other non-current liabilities	54,939	55,287
Lease liability - operating leases	193,851	177,699
Lease liability - financing leases	498	865
Deferred taxes	152,414	163,767

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2024 and 2023.	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized; 72,303,228 shares issued in 2024 and 75,524,189 shares issued in 2023; 60,818,637 shares outstanding in 2024 and 62,200,921 shares outstanding in 2023.	723	755
Class B: $.01 par value; 662,300 shares authorized; 574,903 shares issued and outstanding in both 2024 and 2023.	6	6
Additional paid-in capital	216,585	209,830
Retained earnings	2,005,539	1,949,110
Accumulated other comprehensive loss	(232)	(129)
Treasury stock; at cost, 11,484,591 shares in 2024 and 13,323,268 shares in 2023	(596,351)	(524,927)
TOTAL STOCKHOLDERS' EQUITY	1,626,270	1,634,645
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,833,125	$2,936,047

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2024	2023

Cash flows from operating activities:
Net income	$79,671	$138,743
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangibles and right-of-use assets	145,474	136,775
Impairment of right-of-use asset	-	2,012
Deferred taxes	(11,652)	18,832
Non-cash share-based compensation expense	14,695	16,031
Gain on sale of assets, net	(1,337)	(5,599)
Changes in operating assets and liabilities, net of acquisitions:
Restricted investments	(579)	(1,744)
Accounts receivable, net	22,967	83,664
Prepaid taxes	6,305	(2,108)
Prepaid expenses and other current assets	11,210	6,161
Other non-current assets	(2,083)	(2,515)
Accounts payable	(29,520)	516
Accrued expenses	(10,106)	(46,243)
Non-current liabilities	(31,230)	(21,848)
Net cash provided by operating activities	193,815	322,677

Cash flows from investing activities:
Proceeds from sale of equipment	9,792	20,208
Purchases of property and equipment	(43,220)	(105,667)
Acquisitions, net of cash acquired	3,701	108
Net cash used in investing activities	(29,727)	(85,351)

Cash flows from financing activities:
Repayments of long term debt	(81,356)	(80,965)
Purchase of treasury stock	(68,273)	(117,352)
Dividends paid	(22,733)	-
Stock withheld for payments of withholding taxes	(9,064)	(8,003)
Finance lease payments	(1,532)	(2,097)
Proceeds from issuance of debt	17,764	85,107
Net cash used in financing activities	(165,194)	(123,310)

Effect of exchange rate changes on cash and cash equivalents	(25)	28

Net (decrease) increase in cash and cash equivalents	(1,131)	114,044
Cash and cash equivalents beginning of period	187,270	286,642
Cash and cash equivalents end of period	$186,139	$400,686

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT (NON-GAAP)
(in thousands)
(unaudited)

	Three Months Ended September 30,
			NON-GAAP
		NON-GAAP	Adjusted
Operating Revenue	2024	Adjustments (1)	2024	2023
Intermodal and Transportation Services	$559,968	$-	$559,968	$595,308
Logistics	460,847	-	460,847	460,309
Inter-segment eliminations	(33,923)	-	(33,923)	(30,782)
Total operating revenue	$986,892	$-	$986,892	$1,024,835

	Three Months Ended September 30,
			NON-GAAP
		NON-GAAP	Adjusted
Operating Income	2024	Adjustments (1)	2024	2023
Intermodal and Transportation Services	$13,516	$1,440	$14,956	$13,484
Logistics	18,583	8,949	27,532	29,071
Total operating income	$32,099	$10,389	$42,488	$42,555

	Three Months Ended September 30,
			NON-GAAP
		NON-GAAP	Adjusted
Depreciation and Amortization	2024	Adjustments (1)	2024	2023
Intermodal and Transportation Services	$21,249	$-	$21,249	$27,493
Logistics	11,137	-	11,137	8,572
Total depreciation and amortization	$32,386	$-	$32,386	$36,065

(1) See Reconciliation of GAAP to Non-GAAP Financial Measures for further discussion.

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT (NON-GAAP)
(in thousands)
(unaudited)

	Nine Months Ended September 30,
Operating Revenue	2024	Non-GAAP Adjustments (1)	Non-GAAP Adjusted 2024	2023
Intermodal and Transportation Services	$1,673,034	-	-	$1,919,189
Logistics	1,400,159	-	-	1,382,999
Inter-segment eliminations	(100,313)	-	-	(84,626)
Total operating revenue	$2,972,880	-	-	$3,217,562

	Nine Months Ended September 30,
			Non-GAAP
		Non-GAAP	Adjusted
Operating Income	2024	Adjustments (1)	2024	2023
Intermodal and Transportation Services	$40,186	$1,440	$41,626	$94,639
Logistics	68,580	8,949	77,529	88,190
Total operating income	$108,766	$10,389	$119,155	$182,829

	Nine Months Ended September 30,
Depreciation and Amortization	2024	Non-GAAP Adjustments (1)	Non-GAAP Adjusted 2024	2023
Intermodal and Transportation Services	$75,568	-	-	$81,751
Logistics	32,921	-	-	25,148
Total depreciation and amortization	$108,489	-	-	$106,899

(1) See Reconciliation of GAAP to Non-GAAP Financial Measures for further discussion.

HUB GROUP, INC. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (in millions, except per share amounts) (unaudited)

The following is a reconciliation of GAAP earnings to Non-GAAP Adjusted Earnings, excluding certain items, for income before provision for income taxes (Pre-Tax), net income (After-Tax) and diluted earnings per share (Per Share):

	Three Months Ended			Nine Months Ended
	September 30, 2024			September 30, 2024
	Pre-Tax	After-Tax	Per Share	Pre-Tax	After-Tax	Per Share
GAAP Earnings	$30.7	$23.6	$0.39	$102.8	$79.7	$1.31
Network Alignment (i)	8.4	6.4	$0.11	8.4	6.4	$0.11
Transaction Related (ii)	0.9	0.7	$0.01	0.9	0.7	$0.01
Other (iii)	1.1	0.8	$0.01	1.1	0.8	$0.01
Non-GAAP Adjusted Earnings	$41.1	$31.6	$0.52	$113.2	$87.7	$1.44

By providing this measure of Non-GAAP Adjusted Earnings, management intends to provide investors with a useful measure of Hub Group's performance that excludes certain non-ordinary expense items and allowing better evaluation of underlying business performance and period-to-period comparability.

(i) Network Alignment consolidation expenses include transfer costs, legal fees and other expenses related to consolidating from existing warehouses to improve operational efficiency of our cross dock services, Final Mile and Consolidation and Fulfillment lines of business.

(ii) Transaction related expenses are comprised of due diligence costs, legal fees, insurance fees and other professional service fees incurred as part of the forming of a joint venture with EASO in 2024.

(iii) Other includes non-ordinary expenses related to employee matters.

HUB GROUP, INC. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (in millions, except per share amounts) (unaudited)

The following is a reconciliation of GAAP Operating Income to Non-GAAP Adjusted Operating Income, excluding certain items.

	Three Months Ended			Nine Months Ended
	September 30, 2024			September 30, 2024
	ITS	Logistics	Consolidated	ITS	Logistics	Consolidated
GAAP Operating Income	$13.5	$18.6	$32.1	$40.2	$68.6	$108.8
Network Alignment (i)	$0.3	$8.1	$8.4	$0.3	$8.1	$8.4
Transaction Related (ii)	$0.5	$0.4	$0.9	$0.5	$0.4	$0.9
Other (iii)	$0.7	$0.4	$1.1	$0.7	$0.4	$1.1
Non-GAAP Adjusted Operating Income	$15.0	$27.5	$42.5	$41.7	$77.5	$119.2

By providing this measure of Non-GAAP Adjusted Operating Income, management intends to provide investors with a useful measure of Hub Group's performance that excludes certain non-ordinary expense items and allowing better evaluation of underlying business performance and period-to-period comparability.

(i) Network Alignment expenses include transfer costs, legal fees and other expenses related to consolidating from existing warehouses to improve operational efficiency of our cross dock services, Final Mile and Consolidation and Fulfillment lines of business.

(ii) Transaction related expenses are comprised of due diligence costs, legal fees, insurance fees and other professional service fees incurred as part of the forming of a joint venture with EASO in 2024.

(iii) Other includes non-ordinary expenses related to employee matters.

RECONCILIATION OF NET INCOME TO EBITDA (1) AND NET DEBT / EBITDA LEVERAGE
(in thousands)
(unaudited)

	2023	2024	2024	2024
	Q4	Q1	Q2	Q3	LTM (3)
Net Income	$28,785	$27,053	$29,015	$23,603	$108,456
Interest Expense, net	103	2,506	1,881	1,333	5,823
Depreciation and Amortization (2)	47,674	49,605	49,495	46,374	193,148
Provision for Income Taxes	992	7,410	8,566	7,140	24,108
EBITDA	$77,554	$86,574	$88,957	$78,450	$331,535

Network Alignment (i)	$-	$-	$-	$8,381	$8,381
Transaction Related (ii)	5,092	-	-	947	6,039
Other (iii)	-	-	-	1,061	1,061
Adjusted EBITDA	$82,646	$86,574	$88,957	$88,839	$347,016

EBITDA LTM (3)	$397,079	$359,599	$340,753	$331,535
Net Debt (4)	$165,856	$141,524	$94,289	$102,105
Net Debt / EBITDA LTM	0.4	0.4	0.3	0.3

Adjusted EBITDA LTM (3)	$402,171	$364,691	$345,845	$347,016
Net Debt / Adjusted EBITDA LTM	0.4	0.4	0.3	0.3

(1) By providing this Non-GAAP measure of EBITDA and Net Debt / EBITDA Leverage, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability and leverage for the periods presented.

(2) Includes depreciation of property and equipment, amortization of intangible assets and amortization of right-of-use assets.

(3) Last twelve months

(4) Total debt (including finance leases) less cash and cash equivalents

(i) Network Alignment expenses include transfer costs, legal fees and other expenses related to consolidating from existing warehouses to improve operational efficiency of our cross dock services, Final Mile and Consolidation and Fulfillment lines of business.

(ii) Transaction related expenses are comprised of due diligence costs, legal fees, insurance fees and other professional service fees incurred as part of the forming of a joint venture with EASO in 2024 and the acquisition of Forward Air Final Mile in 2023.

(iii) Other includes non-ordinary expenses related to employee matters.